Exhibit 99.9
Employee FAQs
Employees

Q.	What is a definitive agreement?

A.	A definitive agreement is a contract approved by the boards of directors of each company and signed by both companies. The combination is still subject to government review and approval from America Service Group’s shareholders.

Q:	How will this transaction impact my compensation? What about my job and title?

A:	There will be no immediate changes in pay rates/salaries, and your payroll cycle will remain the same as well, so you will continue to be paid according to your current pay rate and schedule. No changes will be made at this time. Following the closing, we will determine, communicate and implement any decisions made regarding changes to roles/responsibilities, titles and/or compensation in order to realize our new company’s goals and strategies.

Q:	Will there be layoffs?

A:	First of all, even after this transaction is closed, staffing in direct support of corrections agency contracts will continue to be driven by contract requirements and client needs.

We do expect the combination will create efficiencies in certain areas. While those efficiencies might lead to staff reductions in certain corporate functions, they will not affect direct support requirements in our contracts with corrections agencies. Within 90 days after finalization of this combination, we will begin to make and communicate specific decisions related to the corporate structure.

Q:	How does this merger impact length of service?

A:	It does not impact it. Length of service will be determined based on each employee’s hire date at the company where he/she is employed.

Q:	Who will my supervisor be?

A:	After closing, there will be few, if any, changes made in the field as a result of the combination, so most employees will continue to report to their current supervisor. As decisions are made about the future organization structure, some employees located in the corporate headquarters (Brentwood) and the operational headquarters (St. Louis) will experience a change in reporting relationships. We will make these decisions as quickly as possible after the close of this combination and will keep employees informed about any changes that may impact them.

Q:	What about my benefits? (PTO; Retirement; Insurance — Health, Life, STD, LTD)

A:	Each company’s current plans — and employees’ elected participation in those plans — will remain in place through 2011. As soon as possible, we will begin to review options and make benefit decisions for implementation in 2012 and will share the combined company’s synchronized benefits package with all employees as soon as feasible.

Q:	Who should I contact if I have questions about my benefits?

A.	Your current contact regarding benefits- related questions will continue to provide you with the information you need.

Q:	How will this transaction impact my job?

A:	There will be no immediate changes in either company. Each will conduct business as usual until the completion of the transaction.

After the transaction is consummated, staffing in direct support of corrections agency contracts will continue to be driven by contract requirements. Emphasis will continue to be — as always — on delivery of care, quality service and continuity of relationships. After finalization of this transaction, we will begin to make and communicate specific decisions related to the corporate structure.

Q:	Will scheduled/annual pay increases be granted prior to the consummation of the merger?

A:	Annual pay increases will be granted in accordance with normal pay increase guidelines.

Q:	What will happen if my job is eliminated?

A:	It will be business as usual until the effective date of the combination which is expected in the second quarter of 2011. After the transaction is consummated, there may be certain job eliminations. It is expected that the combined company will prepare a common severance plan for their affected employees to be implemented after the transaction is closed. Those individuals whose positions are eliminated will receive a fair severance program.

Q:	What happens if my position is eliminated between now and when the transaction is finally approved?

A:	We do not anticipate that any jobs will be eliminated because of the transaction prior to closing. CMS and PHS are separate companies and will operate independently until the transaction is completed. This transaction may take several months to complete. If, however, your employment is ended (other than a “for cause” termination) during that time, any severance plan for which you are eligible will continue to be honored.

Q:	What happens if my position is eliminated after the transaction is finalized?

A:	It will be business as usual until the effective date of the combination which is expected in the second quarter of 2011. After the transaction is consummated there may be certain job eliminations. It is expected that the combined company will prepare a common severance plan for affected employees to be implemented after the transaction is consummated. Those whose positions are eliminated will receive a fair severance program.

Q:	Where can I find details about our current severance plan?

A:	The components of our current severance plan are available to all employees from Human Resources or your supervisor upon request.

Q.	How will the integration of the two companies happen?

A.	We are establishing a comprehensive integration team — composed of leaders from both PHS and CMS — to help manage the successful integration of our two companies.

Q.	Who will own our new organization?

A.	The new company will be privately held by a combination of investors and senior management.

Q:	If my position moves to another city, will there be an opportunity to relocate?

A:	Current employees will be encouraged to apply for any/all available positions, wherever the job is located.

Q:	Will my job responsibilities or title change?

A:	There will be no immediate changes in job responsibilities or titles. No changes will be made at this time — all job titles, duties, compensation, etc., will remain the same.

Q:	Will our policies and procedures change? What about the way day-to-day decisions are made?

A:	Remember, until the transition closes, the companies remain separate. Each company’s current policies, procedures and daily decision-making processes will remain in place for now.

Q:	I’ve already received supervisor/company approval for FMLA/PTO/conference attendance. Do I have to do anything else?

A:	No. Requests that have already been approved will be honored, and there will be no changes made to current request/approval processes at this time.

Q.	What will it mean for us to be a private company now?

A.	The new organization will not be a publicly traded company. Instead, ownership will be held by investors and senior management. While the reporting requirements will be different, we will continue our shared focus on meeting the needs of patients and the corrections agencies we serve.

Q.	I currently own ASGR stock. What happens to my stock after the merger?

A.	All ASGR stock holders of record as of the effective date will be paid $26.00 per share for each share of stock owned in the company.

Q.	What must I do to cash in my shares of stock?

A.	You don’t need to do anything at this point. When this transaction closes, the cash out of your stock certificates will be handled by the transfer agent, and the proceeds from the cash out will be sent to you or to your brokerage account if that is where your shares are held.

Q.	What about my opportunities to buy stock in ASG through the Employee Stock Purchase Plan
(ESPP)?

A.	There will be no ESPP program under the new company.

Q.	I am currently participating in the Jan. 1 through June 30, 2011 offering period of the ESPP. What will happen to the money I have in my Payroll Deduction Account? Will the money be used to purchase additional shares of ASGR stock?

A.	Trading of ASGR stock will cease on the effective date of the transaction. Payroll deductions on behalf of employees participating in the ESPP will continue until closing and will then be discontinued, and any amounts then credited to employee Payroll Deduction Accounts will be refunded as soon as practicable following the closing of those accounts.

Q.	I don’t have stock, but I have stock options and/or restricted shares of ASGR stock. How will those options and/or restricted shares be affected?

A.	At closing, holders of ASGR stock options will have their options cashed out at a price equal to the difference between the option strike price and the per share purchase price $26.00 In addition, holders of restricted shares of ASGR stock will have their restricted shares vest and cashed out at $26.00 per share. Taxes will be withheld in accordance with applicable law and your next election.

Q:	Can current open positions be filled?

A:	Decisions about open positions will be made on a case-specific basis as currently done by both companies, with client/customer impact being of utmost importance in the decision-making process.

Q:	How will the merger impact our budgets, planned purchases, system implementations ...?

A:	There will be no immediate changes to company budgets, nor will there be any major changes to planned system implementations. However, after the transaction is completed, major purchases or other significant investments will be reviewed on a case-by-case basis. In the meantime, all employees should continue to move forward with all projects currently underway.

Q:	Where will the new company be based?

A:	The corporate headquarters will be located in the current office in Brentwood, TN, while operational headquarters will be in St. Louis, Missouri.

Q:	How will this impact our clients/customers?

A:	We will continue to meet all current contractual requirements and obligations.

Q:	What if CMS and PHS are currently competing against one another in a bid?

A:	We will continue to compete for business as separate companies until the transaction is consummated.

Q:	Have all of our clients and providers been told about the merger? What if they ask me questions I can’t answer?

A:	A comprehensive communication plan is in place and has been implemented to make sure all key clients, customers, providers, business partners/vendors and others have been notified. If anyone asks you questions that you can’t answer, please refer them to your supervisor and assure them that someone will get back to them with the requested information as soon as possible.

Q.	Does this mean CMS is buying PHS Correctional Healthcare?
A. The definitive agreement provides for Valitás Health Services — the parent company of CMS — to purchase all of the shares of stock in America Service Group (ASG) — the parent company of PHS. In effect, the parent companies of PHS and CMS will be combining
Additional Information and Where to Find It
In connection with the proposed merger, America Service Group will file with the SEC a proxy statement with respect to the special meeting of stockholders that will be held to consider the merger. When completed and filed, the definitive proxy statement and a form of proxy will be mailed to the stockholders of America Service Group. BEFORE MAKING ANY VOTING DECISION, AMERICA SERVICE GROUP’S STOCKHOLDERS ARE STRONGLY URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERICA SERVICE GROUP AND THE PROPOSED MERGER. America Service Group’s stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (in each case, when available) from the SEC’s website at http://www.sec.gov. America Service Group’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (in each case, when available) by directing a request by mail or telephone to America Service Group, Attn: Scott King, General Counsel, 105 Westpark Drive, Suite 200, Brentwood, Tennessee, 37027, telephone: (615)373-3100, or from the investor relations section of America Service Group’s website at www.asgr.com.
Proxy Solicitation
America Service Group and its directors and officers may be deemed to be participants in the solicitation of proxies from America Service Group’s stockholders with respect to the proposed merger. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger. Information regarding America Service Group’s directors and executive officers and their ownership of America Service Group’s common stock is also available in America Service Group’s definitive proxy statement for its 2010 Annual Meeting of Stockholders filed with the SEC on April 28, 2010 and updated on May 28, 2010.